Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer

required by Rule 13a – 14(b) or Rule15d – 14(b) of the Exchange Act

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with AES Red Oak L.L.C’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the “Report”) for purposes of complying with Rule 13a -14(b) or Rule 15d – 14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

A. W. Bergeron, the President and Pam Strunk, the Chief Financial Officer of AES Red Oak, L.L.C., each certifies that, to the best of his or her knowledge:

1.             the Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Red Oak, L.L.C.

November 14, 2003	/s/ A.W. Bergeron
Name: A.W.Bergeron President

November 14, 2003	/s/ Pam Strunk
Name: Pam Strunk Chief Financial Officer